UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K
_________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2023

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia (State or other jurisdiction of incorporation)	No. 0-16587 (Commission File Number)	55-0672148 (IRS Employer Identification No.)

300 North Main Street, Moorefield, West Virginia 26836
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (304) 530-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $2.50 per share	SMMF	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                               ☐

Section 5 – Corporate Governance and Management

ITEM 5.02Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

(b)         On December 4, 2023, John H. Shott notified the Chairman of the Board of Directors of Summit Financial Group, Inc. (the “Company”) that he voluntarily resigned his position as a member of the Board of Directors (the “Board”) of the Company effective as of the end of the day on December 6, 2023, the date on which the shareholders of the Company approved the Agreement and Plan of Reorganization and accompanying Plan of Merger (the “Merger Agreement”), dated as of August 24, 2023, by and between Burke & Herbert Financial Services Corp. (“Burke & Herbert”) and the Company. In connection with his decision, Mr. Shott advised that his resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board expresses its gratitude to Mr. Shott for his many years of service to the Company and substantial contributions to the Board.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL GROUP, INC.
Date: December 8, 2023	By: /s/Julie R. Markwood
Julie R. Markwood
Executive Vice President &
Chief Accounting Officer